UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2026

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On September 18, 2026, Ameren Corporation (“Ameren”) sold $900 million principal amount of its Junior Subordinated Notes due 2057 (the “Notes”). The Notes were offered pursuant to a Registration Statement on Form S-3 (File No. 333-297949), which became effective on August 4, 2026, and a Prospectus Supplement dated September 8, 2026, to a Prospectus dated August 4, 2026. Ameren received net offering proceeds of $891.0 million, before expenses, upon closing of the transaction.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the offering of the Notes.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

1	Underwriting Agreement, dated September 8, 2026, between Ameren and the several underwriters named therein, for whom Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Truist Securities, Inc. are acting as representatives.

4.1	Indenture, dated as of September 1, 2026, by and between Ameren and The Bank of New York Mellon Trust Company, N.A., as trustee (“Ameren Indenture”).

4.2	Company Order, dated September 18, 2026, establishing the Notes.

4.3	Global Notes.

5.1	Opinion of David M. Feinberg, Esq., Executive Vice President, General Counsel and Secretary of Ameren, regarding the legality of the Notes (including consent).

5.2 and 8	Opinion of Morgan, Lewis & Bockius LLP (including consent).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Leonard P. Singh
Name:	Leonard P. Singh
Title:	Executive Vice President and Chief Financial Officer

Date: September 18, 2026